Exhibit 99.1

Steampunk Wizards Ltd.
INDEX TO AUDITED FINANCIAL STATEMENTS
July 31, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Steampunk Wizards Ltd.:

We have audited the accompanying balance sheet of Steampunk Wizards Ltd. (the “Company”), as of July 31, 2015 and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the period ended October 27, 2014 (date of inception) through July 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steampunk Wizards Ltd. as of July 31, 2015 and the results of their operations and comprehensive loss and their cash flows for the period ended October 27, 2014 (date of inception) through July 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has an accumulated deficit and working capital deficiency as of July 31, 2015.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ RBSM LLP

New York, New York

February 8, 2016

Steampunk Wizards Ltd.
Balance Sheet

July 31, 2015
ASSETS

Current Assets
Cash and cash equivalents	$53,472
Prepaid expenses and other deposits	12,670
Other current assets	7,282
Total Current Assets	73,424
Property and equipment, net	4,807
TOTAL ASSETS	$78,231

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities	$47,773
Loan from related party	22,114
Short-term loans	228,756
TOTAL LIABILITIES	298,643

STOCKHOLDERS' DEFICIT
Common stock, EUR 0.0012 par value, 3,170,000 shares authorized,
3,170,000 shares issued and outstanding	4,754
Additional paid-in capital	265,983
Accumulated deficit	(474,037)
Accumulated other comprehensive loss	(17,112)
TOTAL STOCKHOLDERS' DEFICIT	(220,412)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$78,231

The accompanying notes are an integral part of these financial statements.

Steampunk Wizards Ltd.
Statement of Operations

October 27, 2014
(Date of Inception) to
July 31, 2015

REVENUES	$-

OPERATING EXPENSES
General and administrative expenses	207,710
Impairment	224,723
Professional fees	47,641
Total Operating Expenses	480,074

LOSS FROM OPERATIONS	(480,074)

OTHER INCOME (EXPENSE)
Other income	7,487
Interest expense	(1,450)
Total Other Income	6,037

LOSS BEFORE INCOME TAXES	(474,037)
Provision for income taxes	-

NET LOSS	$(474,037)

Basic and Diluted loss per Common Share	$(0.16)
Basic and Diluted Weighted Average Common Shares Outstanding	2,957,554

The accompanying notes are an integral part of these financial statements.

Steampunk Wizards Ltd.
Statement of Other Comprehensive Loss

October 27, 2014
(Date of Inception) to
July 31, 2015

NET LOSS	$(474,037)
Other Comprehensive loss:
Foreign currency translation adjustments	(17,112)
TOTAL COMPREHENSIVE LOSS	$(491,149)

The accompanying notes are an integral part of these financial statements.

Steampunk Wizards Ltd.
Statement of Stockholders' Deficit

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders'
	Number of Shares	Amount	Capital	Deficit	Loss	Deficit

Balance - October 27, 2014 (Date of Inception)	-	$-	$-	$-	$-	$-
Issuance of common stock for cash	2,000,000	3,005	122,008	-	-	125,013
Issuance of common stock for assets and cash	1,170,000	1,749	143,975	-	-	145,724
Net loss	-	-	-	(474,037)	-	(474,037)
Foreign currency translation adjustments	-	-	-	-	(17,112)	(17,112)
Balance - July 31, 2015	3,170,000	$4,754	$265,983	$(474,037)	$(17,112)	$(220,412)

The accompanying notes are an integral part of these financial statements.

Steampunk Wizards Ltd.
Statement of Cash Flows

October 27, 2014
(Date of Inception) to
July 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(474,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,867
Impairment	224,723
Other income adjusted with short-term loan	(7,487)
Changes in operating assets and liabilities:
Prepaid expenses and other deposits	(12,670)
Other assets	(7,282)
Accounts payable and accrued liabilities	68,437
Accrued interest	1,450
Net cash used in operating activities	(204,999)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(6,593)
Purchase of intangible assets	(87,656)
Net cash used in investing activities	(94,249)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	125,839
Proceeds from short-term loans	236,243
Net cash provided by financing activities	362,082

Effects on changes in foreign exchange rate	(9,362)

Net increase in cash and cash equivalents	53,472
Cash and cash equivalents - beginning of period	-
Cash and cash equivalents - end of period	$53,472

Supplemental Cash Flow Disclosures
Cash paid for interest	$-
Cash paid for income taxes	$-

Non-cash financing and investing activities
Loan from related party	$22,114
Common shares issued for intangible assets and receivables	$144,898

The accompanying notes are an integral part of these financial statements.

Steampunk Wizards Ltd.
Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Steampunk Wizards Ltd. (the “Company”) was registered in Malta as a limited liability company on October 27, 2014 under the Companies Act, Cap. 386 of the Laws of Malta. Steampunk Wizards Ltd. is a games development and technology company specialized in developing enchanting games and gaming technology where the real and virtual worlds blur.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United State of America (“US GAAP”).

Foreign Currency Translation and Re-measurement

The Company's functional currency is EURO and reporting currency is U.S. dollar. All transactions initiated in EURO are translated into U.S. dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:

i)	Assets and liabilities at the rate in effect as of the date of the financial statements as 1.0952.
ii)	Equities at historical rate
iii)	Revenue and expense items at weighted average exchange rate for the period as 1.1449.

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Accounts Receivable

The Company's accounts receivable consists of trade receivables from customers. The Company evaluates the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible.

Fair Value of Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

For the period ended July 31, 2015, the Company has determined that there we no assets or liabilities measured at fair value.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation and accumulated impairment. Cost includes all direct costs necessary to acquire and prepare assets for use, including internal labor and overhead in some cases. Depreciation is calculated on the straight line basis so as to write off the cost of each asset to its residual value over its estimated useful economic life. Costs of repairs and maintenance are expensed when incurred, while expenditures for refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. When assets are retired or sold, the asset cost and related accumulated depreciation are eliminated with any remaining gain or loss recognized in net earnings.

Long-lived Assets

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 605,"Revenue Recognition."

The Company recognizes revenue from services only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

As of July 31, 2015, the Company has not yet generated any revenue.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees."  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 "Income Taxes."  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from options/warrants convertible into common stock (using the “treasury stock” method), unless their effect on net loss per share is anti-dilutive.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding for the period ended July 31, 2015.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since and their potential effect on our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception, and has an accumulated deficit of $474,037 since inception. At December 31, 2015, the Company has working capital deficiency of $225,219. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future and repay its liabilities arising from normal business operations as they become due.

NOTE 4 – RECEIVABLES

July 31, 2015

Loans receivable	$40,603
Allowance for impairment	(40,603)
Balance - July 31, 2015	$-

The Company’s receivables are comprised of loans assigned by the Ventus Investment Holding Limited to the Company (Note 10). These receivables were fully impaired during the period ended July 31, 2015.

NOTE 5 – OTHER CURRENT ASSETS

Other current assets consist only of value-added tax (“VAT”) held by the Company. As at July 31, 2015, the Company has $7,282 VAT receivable from the Malta government.

NOTE 6 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at cost, less accumulated depreciation as of July 31, 2015:

July 31, 2015

Computer Equipment	$6,593
Depreciation	(1,786)
Balance - July 31, 2015	$4,807

The equipment comprised of IT and other equipment with an estimated average useful life of 4 years. The Company recorded $1,867 depreciation for the period ended July 31, 2015.

NOTE 7 - INTANGIBLE ASSETS

July 31, 2015

Cost	$176,215
Impairment	(176,215)
Balance - July 31, 2015	$-

On November 25, 2014, the Company acquired certain intangible assets from Ventus Investment Holding Limited (“Ventus’) against an issue of shares (Note 10). Additionally, the Company assumed Ventus’ obligation to remit a 10% royalty to a third party based on the net revenue generated from the use of the intangible assets purchased. The intangible assets represented game assets including software codes, software and license, digital images, drawings and marketing and customer information, intellectual property, trademarks and copyrights and all rights thereto and promotion material related to the game assets. During the period, the Company further developed the game and gaming assets.

As at the reporting date, management has decided to discontinue developing the intangible assets since it is was not deemed to be economically and commercially feasible any longer. Accordingly the intangible asset was fully impaired for $184,120 (Eur 160,897) based on average rate, during the period ended July 31, 2015.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED LIABILITES

The Company’s accounts payable and accrued liabilities consist of the following:

July 31, 2015

Trade payable	$272
Accrued liabilities	46,114
Accrued interest	1,387
$47,773

NOTE 9 – SHORT-TERM LOANS

July 31, 2015

Short-term loans from Deep Blue Trading	$64,026
Short-term loans from Steampunk Wizards Inc.	164,730
$228,756

Short-term loans from Deep Blue Trading is unsecured, bears interest rate of 7% per annum and is payable, together with interest, within one year from March 26, 2015. During the period ended July 31, 2015, the Company accrued interest expenses of $1,387.

On July 16, 2015, the Company entered into a share exchange agreement with Steampunk Wizards Inc. The exchange was closed on August 21, 2015. As a result of the exchange agreement, the Company became a wholly owned subsidiary of Steampunk Wizards Inc. Prior to the closing, Steampunk Wizards Inc. advanced $164,730 (EUR 145,000) to the Company. The advance is unsecured and non-interest bearing.

NOTE 10 - EQUITY

Share capital

As of July 31, 2015, the authorized capital of the Company consists of 3,170,000 Ordinary shares of Common Stock at EUR 0.0012 par value.

Shares issuance

On October 27, 2014, the Company issued 1,000,000 ordinary shares of Common Stock to its founders pursuant to a subscription agreement, and received $1,523 (Eur 1,200) in consideration.

On November 14, 2014, 1,170,000 shares were issued to Ventus Investment Holding Limited for intangible assets, receivables and cash of total $145,724 (Eur 117,000).

On December 4, 2014, 1,000,000 shares were issued to a unaffiliated party for cash of $123,490 (Eur 100,000).

As of July 31, 2015, the Company has 3,170,000 ordinary shares issued and outstanding.

NOTE 11 – RELATED PARTY TRANSACTIONS

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a promissory note.

During the period ended July 31, 2015, one of the Company's shareholders assumed payables to a vendor for an amount of $22,114 by the way of loan. The loan is non-interest bearing and due on demand. As at July 31, 2015, the Company owed $22,114 to this shareholder.

During the period ended July 31, 2015, a company, which is owned by the Company’s chief technology officer, provided management services of $57,245 to the Company. As at July 31, 2015, $1,042 due to this company was included in accounts payable and accrued liabilities.

NOTE 12 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes”. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is subject to taxation in Malta and certain local jurisdictions.

The provision for income taxes differs from the amounts which would be provided by applying the statutory income tax rate of 35% to the net income (loss) before provision for income taxes for the following reasons:

(Since Inception) to
July 31, 2015

Income tax benefit at statutory rate	$165,913
Valuation allowance	(165,913)
Income tax expense (benefit)	$-

Net deferred tax assets consist of the following components as of:

July 31, 2015

NOL Carryover	$165,913
Valuation allowance	(165,913)
Net deferred tax asset	$-

NOTE 13 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of July 31, 2015.

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 14 -SUBSEQUENT EVENTS

On July 16, 2015, the Company entered into a share exchange agreement with Steampunk Wizards Inc, a company incorporated under the laws of the State of Nevada, U.S. Pursuant to the agreement, Steampunk Wizards Inc, will exchange its 14,908,438 common shares, of which 10,096,229 shares were contributed by its officer, for 100% of the issued share capital of the Company. The Company Shareholders (or their designees), which collectively shall represent 55% of the issued and outstanding common stock of the Steampunk Wizards Inc, immediately after the Closing. The exchange was closed on August 21, 2015. As a result of the exchange of the Company became a wholly owned subsidiary of Steampunk Wizards Inc. For financial accounting purposes, the exchange has been accounted for as a reverse acquisition by the Company, and resulted in a recapitalization, with the Company, being the accounting acquirer and Steampunk Wizards Inc, as the acquired entity.